Exhibit 10.(z)

AMENDMENT NO. 2 TO

WASHINGTON REAL ESTATE INVESTMENT TRUST

SHARE GRANT PLAN

This Amendment No. 2 hereby amends the Washington Real Estate Investment Trust Share Grant Plan (the “Plan”) effective as of December 13, 2006. This Amendment No. 2 supersedes Amendment No. 1 to the Plan in its entirety.

1.    The definition of “Change in Control” set forth in Section Two of the Plan is hereby amended and restated to read as follows:

“Change in Control”—an occasion upon which (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Trust or a corporation controlled by the Trust, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 40% or more of the combined voting power or combined total fair market value of the Trust’s then outstanding securities; or (ii) during any period of twelve (12) consecutive months (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board and any new trustee (other than a trustee designated by a person who has entered into an agreement with the Trust to effect a transaction described in clauses (i) or (iii) of this Paragraph) whose election by the Board or nomination for election by the Trust’s shareholders was approved by a vote of at least a majority of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) any of (a) the Trust consummates a merger, consolidation, reorganization, recapitalization or statutory share exchange (a “Business Combination”), other than a Business Combination which would result in the voting securities of the Trust outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power and at least 50% of the combined total fair market value of the securities of the Trust or such surviving entity outstanding immediately after such Business Combination, (b) the Trust’s shareholders approve a plan of complete liquidation of the Trust, or (c) the Trust completes the sale or other disposition of all or substantially all of its assets in one or a series of transactions.

2.    The definition of “Restricted Shares” set forth in Section Two of the Plan as amended by Amendment No. 1 is hereby amended and restated to read as follows:

“Restricted Shares”—an Award (as defined below) of Shares that has been granted to an employee or trustee, which is subject to forfeiture under certain conditions, or of Restricted Share Units that has been granted to an employee or trustee, which results in an issuance of Shares upon the satisfaction of certain vesting criteria.

3.    The definition of “Award” set forth in Section Two of the Plan is hereby amended and restated to read as follows:

“Award”—Restricted Shares granted hereunder.

4.    Section Five of the Plan is hereby amended and restated to read as follows:

GRANT OF AWARDS AND

LIMITATION OF NUMBER OF SHARES SUBJECT TO AWARD

The Committee shall, in accordance with its discretion, make Awards to each Eligible Individual in accordance with this Plan. In administering each Award, the Committee shall be bound by the following:

A.    Awards to Eligible Individuals Who are Employees of the Trust. Awards of Restricted Shares shall be made in the month of December of each calendar year to Eligible Individuals who are employees of the Trust. The Committee also shall have the authority to make Awards of Restricted Shares to such Eligible Individuals on such other date or dates that it deems appropriate. The total number of Restricted Shares which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

B.    Awards to Eligible Individuals Who are Trustees. Awards of Restricted Shares shall be made on or about December 16 of each calendar year to each Eligible Individual who is a trustee. The Committee also shall have the authority to make Awards of Restricted Shares to such Eligible Individuals on such other dates or dates that it deems appropriate.

C.    Aggregate Limitation. The aggregate number of Shares which can be made the subject of Awards under this Plan, together with the aggregate number of Shares issued either directly or in connection with the exercise of a stock option under any other plan maintained by the Trust, may not exceed three percent (3%) of the number of then-outstanding Shares in any one calendar year and may not exceed, in the aggregate, during any five (5) year period, ten percent (10%) of the number of then-outstanding Shares

D.    To the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, expire or are cancelled for any other reason, in whole or in part, Restricted Shares (or remaining Restricted Shares) subject to such Award shall again be available for the grant of an Award under the Plan; and Restricted Shares delivered by the Trust under the Plan may be authorized and unissued Shares, Shares held in the treasury of the Trust or Shares purchased on the open market (including private purchases) in accordance with applicable securities laws.

5.    Section Seven of the Plan is hereby amended and restated to read as follows:

RESTRICTED SHARE AWARDS

A.    Form of Awards. An Award made pursuant to this Plan may be granted in the form of Shares or of Restricted Share Units, and each Award shall specify whether it is for Shares or Restricted Share Units. Shares shall be restricted and held by the Trust in a Custodial Account in the name of the Participant until the expiration of the applicable restrictions. Except as otherwise specified with respect to a particular Award or series of Awards of Shares, within thirty (30) days of the expiration of the restrictions, a certificate or certificates representing all Shares relating to an Award which have not been previously forfeited shall be transferred from such Custodial Account to the Participant without the payment of consideration by such Participant. Except as otherwise specified with respect to a particular Award or series of Awards of Restricted Share Units, within thirty (30) days of the satisfaction of the vesting criterion applicable to a particular Award of Restricted Share Units, a certificate or certificates representing all Shares relating to such Award shall be issued or transferred to the Participant without the payment of consideration by such Participant.

B.    Performance Measures—Employees. At the time an Award is made, the amount of such Award of Restricted Shares may be specified by the Committee based upon such Performance Measures as the Committee may approve. For these purposes, “Performance Measures” may mean (1) total shareholder return (share price appreciation plus dividends), (2) net income, (3) earnings per share, (4) funds from operations, (5) funds from operation per share, (6) return on equity, (7) return on assets, (8) return on invested capital, (9) increase in the market price of Shares or other securities, (10) revenues, (11) operating income, (12) operating margin (operating income divided by revenues), (13) earnings before interest, taxes, depreciation and amortization (EBITDA), (14) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (13) in comparison to the average performance of the companies used in a self-constructed peer group for measuring performance under an Award, (15) the performance of the Trust in any one or more of the items mentioned in clauses (1) through (13) in comparison to a budget or target for measuring performance under an Award or (16) any other performance objective approved by the Committee.

C.    Vesting Period and Transfer Restriction—Employees. At the time a Award is made, the Committee may specify a vesting period applicable to such Award, which may be five (5) years, during which twenty percent (20%) of the Shares related to such Award shall become nonforfeitable on each anniversary of the date of such grant, or such other vesting periods as the Committee deems appropriate. In addition, Shares may be restricted from transfer (a “transfer restriction”) for such period or periods as shall be specified by the Committee.

D.    The Committee may also impose such other restrictions and conditions on the Award of Restricted Shares as it deems appropriate.

E.    Awards to Trustees. An Award of Restricted Shares with a value of $30,000 shall be made to each Eligible Individual who is a trustee each calendar year.

F.    Vesting Period and Transfer Restriction—Trustees. At the time an Award is made, the Committee shall establish a vesting period applicable to such Award, which shall be the period for which such trustee continues to serve as a trustee of the Trust or such other period as the Committee deems appropriate. In addition, Shares may be subject to a transfer restriction for such period or periods as shall be specified by the Committee.

G.    Forfeiture of Award. In the event that a Participant that is an employee ceases employment during a vesting period, Restricted Shares which had not previously vested under the terms of the Award as of the date of termination of employment shall be forfeited, except to the extent set forth below in Section Ten regarding death, disability, and retirement, lay-off and Change in Control of the Trust or as otherwise specified in an Award or series of Awards. Further, the Award or Series of Awards may specify that the vested portion of the Award shall continue to be subject to the terms of any applicable transfer or other restriction.

6.    Section Ten of the Plan is hereby amended and restated to read as follows:

RETIREMENT, DISABILITY, DEATH, LAY-OFF AND CHANGE IN CONTROL

A.    Retirement, Disability and Death. Upon retirement on or after attaining age 65, or on or after age 55 with 20 years of continuous service, disability, or death of a Participant who is an employee, all unvested Restricted Shares subject to Awards to such Participant shall immediately vest, except as otherwise specified in such Award or series of Awards. Each Participant who is an employee may designate a beneficiary for the Shares awarded to him/her under this Plan. If the Participant fails to designate a beneficiary, the Participant shall be deemed to have designated his/her estate as his/her beneficiary.

B.    Lay-Off. In the event the employment of a Participant who is an employee is terminated due to a lay-off in connection with a reduction in force, all unvested Restricted Shares subject to Awards to such Participant shall continue to vest in accordance with the schedule set forth in such Awards notwithstanding the termination of employment, except as otherwise specified in such Award or series of Awards.

C.    Change in Control. In the event of a Change in Control, all unvested Restricted Shares subject to Awards shall immediately vest, except as otherwise specified in such Awards or series of Awards.

D.    The Committee shall have the authority to define the terms Retirement, Disability, Lay-Off, and Change in Control, with respect to specific Awards or with respect to specific series of Awards.